UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, the Compensation Committee of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved across-the-board reductions to annual base salaries, including the annual base salaries of all named executive officers, effective as of February 1, 2009. The reductions and new annual base salaries of the named executive officers are as follows: (i) Dr. Hector de J. Ruiz, the Company’s Executive Chairman, 20% reduction to $899,200; (ii) Mr. Derrick Meyer, the Company’s President and Chief Executive Officer, 20% reduction to $720,000; (iii) Mr. Robert Rivet, the Company’s Executive Vice President, Chief Operations and Administrative Officer and Chief Financial Officer, 15% reduction to $552,500; and (iv) Mr. Thomas McCoy, the Company’s Executive Vice President, Legal, Corporate and Public Affairs, 15% reduction to $462,400. Because annual bonus targets are a percentage of annual base salary, the across-the-board reductions, in effect, will also result in a reduction of fiscal 2009 annual bonus payments, if any.

Dr. Ruiz and Mr. Meyer each signed amendments to their respective employment agreements to effect the reduction. A copy of the amendment agreement between the Company and Dr. Hector de J. Ruiz is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the amendment agreement between the Company and Mr. Derrick Meyer is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing descriptions of the amendment agreements are qualified in their entirety by reference to the full text of the agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment 2 to Amended and Restated Employment Agreement between Advanced Micro Devices, Inc. and Hector de J. Ruiz, dated as of January 20, 2009.

10.2	Amendment to Employment Agreement between Advanced Micro Devices, Inc. and Derrick Meyer, dated as of January 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment 2 to Amended and Restated Employment Agreement between Advanced Micro Devices, Inc. and Hector de J. Ruiz, dated as of January 20, 2009.

10.2	Amendment to Employment Agreement between Advanced Micro Devices, Inc. and Derrick Meyer, dated as of January 20, 2009.